EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the inclusion in this Registration Statement on Form S-4 of our report dated January 23, 2003 relating to the financial statements, which appears in Zimmer Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Indianapolis, Indiana
May 23, 2003